SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Advanced BioEnergy, LLC

(Exact name of registrant as specified in its charter)

Delaware	20-2281511
(State of incorporation or organization)	(I.R.S. Employer Identification No.

10201 Wayzata Boulevard, Suite 250, Minneapolis, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:            (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:  Membership Units

Item 1.  Description of Registrant’s Securities to be Registered.

The “Description of Membership Units” section included in the Registrant’s Registration Statement on Form SB-2 (SEC File No. 333-137299), as amended from time to time, which Registration Statement was initially filed with the Securities and Exchange Commission on September 13, 2006, is incorporated herein by reference.

Item 2.                    Exhibits.

Exhibit No.	Description	Reference
3.1	Certificate of Formation	Incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form SB-2, File No. 333-125335

3.2	Third Amended and Restated Operating Agreement dated February 1, 2006	Incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form SB-2, File No. 333-125335

4.1	Form of Membership Unit Certificate	Incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form SB-2, File No. 333-125335

4.2	Form of Subscription Agreement	Incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form SB-2, File No. 333-125335

4.3	Form of Subscription Agreement	Incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form SB-2, File No. 333-137299

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ADVANCED BIOENERGY, LLC

Date: January 26, 2007	By:	/s/ Richard Peterson
Richard Peterson
Chief Financial Officer